FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the "**Amendment**") to the employment letter agreement (the "**Agreement**"), dated June 4, 2014, by and between Immune Pharmaceuticals Inc., a Delaware corporation ("**Employer**"), and Daniel G. Teper, an individual ("**Executive**"), is made as of February 28, 2015. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Agreement.

WHEREAS, Executive and Immune Pharmaceuticals, Ltd., a limited liability company organized under the laws of the State of Israel and wholly-owned subsidiary of Employer (the "**Subsidiary**"), entered into that certain Termination Agreement and General Release dated as of the date hereof, pursuant to which Executive's employment agreement with the Subsidiary terminated with retroactive effect as of January 1, 2015; and

WHEREAS, pursuant to the employment agreement with the Subsidiary, Executive was eligible for an annual base salary of approximately $100,000 and other benefits; and

WHEREAS, Employer and Executive desire to amend the Agreement to increase the Base Salary from $260,000 to $360,000 effective as of January 1, 2015 (the "**Effective Date**"), which increase reflects the amount that was paid to Executive under his terminated employment agreement with the Subsidiary and which maintains Executive's total aggregate salary.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 1 of the Agreement. Section 3 of the Agreement is hereby amended by increasing the Base Salary from $260,000 to $360,000 as of the Effective Date.

2. Miscellaneous.

(i) Except as contemplated by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

(ii) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers effective as of the date first above written

IMMUNE PHARMACEUTICALS INC.

By:______________________________
Name: Gad Berdugo
Title: CFO

EXECUTIVE

By:______________________________
Name: Daniel G. Teper